Exhibit 10.32

Series C Option

This Option has not been registered under the Securities Act of 1933, as amended, and may be offered and sold only if so registered or in a manner exempt from registration under such Act. This Option, and the securities issuable hereunder, are also subject to resale restrictions under applicable Canadian securities legislation, rules, regulations and policies. This Option is also subject to additional restrictions on transfer as set forth herein and in the Partnership Agreement, dated as of November 18, 2008 and as it may be amended, amended and restated, supplemented, or otherwise modified from time to time, copies of which may be obtained from the Partnership. No transfer of this Option will be made on the books of the Partnership unless accompanied by evidence of compliance with all such terms and restrictions.

CLASS A COMMON UNIT OPTION PRICE: [$1,500 USD converted into CDN on April 7, 2010 minus $0.01 CDN]

NUMBER CLASS A COMMON UNITS GRANTED: [    ]

DATE OF GRANT: April 7, 2010

SERIES C OPTION TO PURCHASE

CLASS A COMMON UNITS

OF

CONNORS BROS., L.P.

THIS IS TO CERTIFY that, for value received and subject to the provisions hereinafter set forth,

[**NAME OF GRANTEE**]

(the “Holder”) is entitled to purchase from Connors Bros., L.P., a Delaware limited partnership (together with any successor entity, the “Partnership”), at any time or from time to time, but only to the extent this Option has vested in the Holder in accordance with Section 6 hereof, on or before the Expiration Date (as hereinafter defined), up to the Number of Class A Common Units Granted for an exercise price per Class A Common Unit equal to the Unit Option Price (as hereinafter defined), which number of Class A Common Units and price shall be subject to adjustment as provided herein and which purchase shall be on and subject to the terms, provisions and conditions hereinafter set forth, and subject to the applicable terms, provisions and conditions contained in the Limited Partnership Agreement of the Partnership (as it may be amended, amended and restated, supplemented, or otherwise modified, the “Partnership Agreement”).

The terms which are capitalized herein shall have the meanings specified in Section 1 hereof unless the context shall otherwise require.

SECTION 1. DEFINITIONS.

In addition to the terms defined elsewhere in this Option, the following terms have the following respective meanings:

“Acceleration Event” has the meaning set forth in the Option Plan.

“Affiliate” has the meaning set forth in the Partnership Agreement.

“Applicable Percentage” means, with respect to any Exit Transaction, (i) if Centre’s IRR with respect to such Exit Transaction is less than or equal to twenty percent (20%), zero percent (0%); (ii) if Centre’s IRR with respect to such Exit Transaction is equal to or greater than twenty-six percent (26%), one hundred percent (100%); and (iii) if neither (i) nor (ii) applies, a percentage equal to a fraction, the numerator of which is the amount by which Centre’s IRR with respect to such Exit Transaction exceeds twenty percent (20%), and the denominator of which is six. Anything herein to the contrary notwithstanding, the Applicable Percentage with respect to any Exit Transaction will be zero percent (0%) if the aggregate amount of Qualifying Distributions theretofore received by Centre in respect of its Core Investment, plus the amount of proceeds received by Centre in such Exit Transaction, is less than two times Centre’s Core Investment.

“Approved Sale” has the meaning set forth in the Partnership Agreement.

“Capital Account” has the meaning assigned that term in the Partnership Agreement.

“Cause” has the meaning set forth in the Option Plan.

“Centre” means Centre Capital Investors V, L.P.

“Centre Partners Entity” has the meaning set forth in the Partnership Agreement.

“Centre’s IRR” means the internal rate of return, determined on the basis of annual compounding, realized by Centre on its Core Investment, determined in good faith by Centre. Centre’s IRR shall be determined in respect of any Exit Transaction as if Centre liquidated its entire remaining Core Investment in such Exit Transaction for a price equal to the product of (i) the percentage interest in the Partnership, determined on a Fully Diluted Basis, that Centre’s remaining Core Investment then represents multiplied by (ii) the fair market value of the aggregate equity of the Partnership implicit in such Exit Transaction (determined in good faith by the Committee). In determining Centre’s IRR as at any date, each Qualifying Distribution theretofore received by Centre in respect of its Core Investment shall be taken into account, and no other amounts theretofore received by Centre shall be taken into account.

“Class A Common Units” means the limited partner Class A Common Units as defined in the Partnership Agreement and any securities into which they shall have been converted or for which they shall have been exchanged including, following the creation of PublicCo (as defined in the Partnership Agreement), shares of common stock of PublicCo.

“Commission” means the U.S. Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

“Committee” has the meaning set forth in the Option Plan.

“Core Investment” means Centre’s aggregate investment in the Partnership and the Class A Common Units received directly or indirectly by it in return therefor.

“Date of Grant” means the date of grant of this Option as specified on the first page of this Option.

“Disability” has the meaning set forth in the Option Plan.

“Drag-Along Sale” has the meaning set forth in the Partnership Agreement.

“Exit Percentage” means, with respect to any Exit Transaction, the percentage equivalent to a fraction, the numerator of which is the sum of (i) the aggregate number of Class A Common Units included in the Core Investment sold or to be sold by Centre in such Exit Transaction plus (ii) the aggregate number of Class A Common Units included in the Core Investment theretofore sold by Centre, and the denominator of which is the aggregate number of Class A Common Units that constituted the Core Investment.

“Exit Transaction” means, as determined by the Committee in its sole discretion, (i) the first sale by Centre (other than to a Permitted Transferee (as defined in the Partnership Agreement)) that would result in Centre owning interests in the Partnership representing less than 50% of its Core Investment, or (ii) any sale by Centre (other than to a Permitted Transferee (as defined in the Partnership Agreement)) of its interests in the Partnership following a sale described in (i) above or (iii) any merger, recapitalization, reorganization or similar event having substantially the result described in (i) or (ii) above; provided that, notwithstanding the foregoing, any reorganization or similar event effected to facilitate a refinancing or a public issuance of debt or equity securities shall not be deemed to be an “Exit Transaction.”

“Expiration Date” means, subject only to the extension provided for in Section 6.2, the earliest of (i) the tenth anniversary of the Date of Grant; (ii) subject to applicable law, the occurrence of any material breach by the Holder, during his term of employment or thereafter, of any of his obligations to the General Partner, the Partnership or any of its Subsidiaries under any agreement with the General Partner, the Partnership or any of its Subsidiaries, including without limitation obligation with respect to (w) disclosure, use or ownership of intellectual property and proprietary information, (x) competition, (y) the solicitation of employees or customers, or (z) a standstill with respect to ownership and control of the Partnership; (iii) in the event of a Termination (other than a Termination (a) as a result of death or Disability, (b) for Cause or (c) that constitutes a Voluntary Termination), the date which is six months after the occurrence of such Termination, (iv) subject to applicable law, in the event of a Termination as a result of death or Disability, the 365th day after such Termination; and (v) subject to applicable law, in the event of a Termination for Cause or a Voluntary Termination, the 30th day after such Termination. Solely for purposes of the second sentence of Section 6.2, in the event a Termination described in such second sentence of Section 6.2 shall occur, the Expiration Date shall be deemed to occur as provided in Section 6.2.

“Fully Diluted Basis” means a basis which assumes that each warrant, Option or other equity equivalent of the Partnership that is exercisable or would become exercisable upon an Exit Transaction at the date of determination is fully exercised and the exercise price therefor paid; provided however that (i) any such instrument that, on the date of determination, has an exercise price in excess of the value of the securities for which it is exercisable will be deemed not to have been exercised and (ii) any such instrument, including any Series B Option, Series C Option or Series D Option, the vesting or exercisability of which depends upon the performance of the Partnership or the results of an Exit Transaction, will be deemed exercised only to the extent, determined (in the case of instruments that depend on the results of an Exit Transaction) on an iterative basis, that such instrument would be exercisable upon such Exit Transaction.

“General Partner” means CP V CB GP, LLC, a Delaware limited liability company.

“Holder” has the meaning set forth in the first paragraph of this Option.

“New Units” has the meaning set forth in Section 4(a) of this Option.

“Number of Class A Common Units Granted” means the number of Class A Common Units of the Partnership subject to this Option, subject to adjustment pursuant to Section 4.

“Option Plan” means the Connors Bros., L.P. Amended and Restated Unit Option Plan, as it may be amended, amended and restated, supplemented, or otherwise modified from time to time.

“Partnership” has the meaning set forth in the first paragraph of this Option.

“Partnership Agreement” has the meaning set forth in the first paragraph of this Option.

“Partnership Interest” means a limited partner interest in the Partnership represented by the Class A Common Units issued upon (and the Capital Account resulting from) any exercise of this Option.

“Person” has the meaning set forth in the Option Plan.

“Qualified Public Offering” has the meaning set forth in the Option Plan.

“Qualifying Distributions” means, with respect to the Core Investment, all cash proceeds received on a sale of all or any portion thereof and all distributions of cash made by the Partnership with respect thereto, other than distributions or other payments made pursuant to or in connection with the Centre Management Agreement (as defined in the Partnership Agreement) or any like distributions made under any successor provision and other than any monitoring fees, closing fees, expense reimbursements, tax distributions or other transaction fees paid to Centre or any of its Affiliates.

“Securities” has the meaning set forth in the Partnership Agreement.

“Securities Act” means the U.S. Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Securities Exchange Act” means the U.S. Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Series B Options” means the Options issued or issuable pursuant to the Option Plan and denominated (or to be denominated, as the case may be) as Series B Options.

“Series C Options” means the Options issued or issuable pursuant to the Option Plan and denominated (or to be denominated, as the case may be) as Series C Options.

“Series D Options” means the Options issued or issuable pursuant to the Option Plan and denominated (or to be denominated, as the case may be) as Series D Options.

“Subsidiary” means, with respect to any Person, any other Person in which such Person has a direct or indirect equity ownership interest in excess of 50%.

“Termination” has the meaning set forth in the Option Plan.

“Termination for Good Reason” has the meaning set forth in the Option Plan.

“Transfer” has the meaning set forth in the Partnership Agreement.

“Unit Option Price” means the per Class A Common Unit exercise price specified on the first page of this Option, subject to adjustment pursuant to Section 4.

“Voluntary Termination” has the meaning set forth in the Option Plan.

SECTION 2. EXERCISE OF OPTION.

2.1. Exercise.

Subject to the conditions hereinafter set forth, to the extent it has vested, this Option may be exercised in whole or in part, at any time or from time to time but in no event subsequent to the Expiration Date, by the Holder’s (a) surrender of this Option, with the subscription form at the end hereof duly completed and executed, at the principal office of the Partnership, (b) (i) payment of cash to the Partnership at its principal office in an amount equal to the Unit Option Price multiplied by the number of Class A Common Units to be received upon such exercise, (ii) if approved by the Committee in its sole discretion, by delivery of previously owned whole Class A Common Units, for which the Holder has good title, free and clear of all liens and encumbrances, having a Fair Market Value (as defined in the Option Plan) determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (iii) if approved by the Committee in its sole discretion, in cash by a broker-dealer acceptable to the Partnership to whom the Holder has submitted an irrevocable notice of exercise, (iv) if approved by the Committee in its sole discretion, by delivery of a full recourse promissory note on such terms and conditions as may be approved by the Committee, or (v) if approved by the Committee in its sole discretion, in a combination of (i), (ii), (iii) and (iv), (c) delivery to the Partnership at its principal office of a joinder to the Partnership Agreement in a form reasonably required by the Committee to reflect such exercise and to contain the Holder’s agreement to be bound by all of the terms, conditions, and provisions thereof with respect to the securities acquired upon such exercise, and each fully executed by the Holder, (d) satisfaction of any tax withholding obligations in connection with such exercise, (e) if requested by the Partnership, delivery to the Partnership at its principal offices of a non-competition agreement substantially in the form attached hereto as Annex A, and (f) delivery to the Partnership at its principal office of such other documents and/or representations as the Committee reasonably may require to effect such exercise and/or to help ensure the compliance of such exercise (and the necessary consequences thereof) with all applicable securities and other laws.

If this Option is exercised in respect of less than all of the Class A Common Units at the time purchasable hereunder, the Holder shall be entitled to receive a revised Option as provided in Section 12.

Immediately after giving effect to the exercise of this Option at any time, (a) the Holder shall be deemed for all purposes under the Partnership Agreement to hold a Partnership Interest in the Partnership with respect to the Class A Common Units so purchased; (b) the Holder shall have all of the rights and benefits of a limited partner under the Partnership Agreement with respect to such Partnership Interest; (c) the Partnership Agreement shall be amended to the extent necessary to give effect to the foregoing applicable to the admission of Holder as a partner thereunder with such Partnership Interest.

This Option and all rights and options hereunder shall, whether or not it has vested under Section 6 hereof, expire on the Expiration Date, and shall thereafter be wholly null and void.

The Partnership shall pay all reasonable administrative expenses and other reasonable charges payable by the Partnership in connection with the preparation, execution and delivery of certificates pursuant to this Section, regardless of the name or names in which such certificates shall be registered.

SECTION 3. RESERVATION.

The Partnership will at all times prior to the Expiration Date take all action necessary to cause the Partnership Agreement, at all times, to provide for the sale of the maximum number of Class A Common Units which are subject to this Option.

SECTION 4. ADJUSTMENT.

(a) If the Partnership shall: (i) make a distribution on Class A Common Units payable in Class A Common Units, (ii) subdivide the outstanding Class A Common Units into a greater number of Class A Common Units, (iii) combine the outstanding Class A Common Units into a smaller number of Class A Common Units or (vi) issue any units (“New Units”) representing the beneficial ownership of Partnership interests in the Partnership in a reclassification of the Class A Common Units (including any such reclassification in connection with creation of new classes of partners in the Partnership), then in each such case the number or kinds of Class A Common Units subject to the Option, and/or the price to be paid for such Class A Common Units, shall be proportionately adjusted to preserve the level of economic benefits intended hereunder in light of such change as determined by the Committee in its reasonable discretion. Additionally, in the event of any extraordinary distribution to holders of Class A Common Units other than an ordinary cash dividend (or tax distribution), as determined by the Committee in its reasonable discretion, the Committee shall make appropriate adjustment (x) to the number and kind of Class A Common Units (or New Units) subject to the Option and/or (y) to the Unit Option Price to be paid for such Class A Common Units subject to the Option to preserve the level of economic benefits intended hereunder in light of such change as determined by the Committee in exercise of its reasonable discretion; provided, however that such adjustment shall only be made if the Committee reasonably determines that such adjustment would be permissible under Section 409A of the Internal Revenue Code of 1986, as amended. Such adjustment(s) shall be made successively whenever any event listed in this Section 4(a) shall occur.

(b) If, as a result of an adjustment made pursuant to Section 4(a), the Holder shall become entitled to receive any New Units, thereafter the number of such New Units so receivable upon exercise of this Option shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Class A Common Units in Section 4(a).

SECTION 5. MERGERS, CONSOLIDATIONS, SALES.

In the case of any consolidation or merger of the Partnership with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification or liquidation of the common interests or other common equity securities of the Partnership (including, without limitation, any change in the Partnership’s form of organization from a partnership to a corporation), then, at the reasonable discretion of the Committee, but subject to the Partnership Agreement, provision shall be made whereby the Holder shall thereafter have the right to receive upon exercise of this Option (in accordance with and subject to the terms and conditions specified herein) and in lieu of the Class A Common Units hereinbefore described immediately theretofore purchasable hereunder, solely such interests, shares of stock, securities or assets (including cash) as would (by virtue of such consolidation, merger, sale, reorganization, reclassification or liquidation) have been issued or payable with respect to or in exchange for such Class A Common Units had such consolidation, merger, sale, reorganization, reclassification or liquidation taken place immediately following exercise hereof, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any interests, shares of stock, securities or assets thereafter deliverable upon exercise of this Option.

SECTION 6. VESTING; ACCELERATION; TERMINATION.

6.1. Exit Transactions. For so long as no Termination shall have occurred, upon (but effective immediately prior to) the occurrence of each Exit Transaction that occurs prior to a Termination, this Option shall vest for an additional number of Class A Common Units (if any) such that, after giving effect to such vesting, the aggregate percentage of the Option that shall have vested shall be not less than the product of (i) the Exit Percentage with respect to such Exit Transaction, multiplied by (ii) the Applicable Percentage determined based on Centre’s IRR calculated with respect thereto.

6.2. Acceleration. Upon (but effective immediately prior to) each Exit Transaction that occurs within six months following (i) a Termination as a result of death, (ii) a Termination as a result of Disability, (iii) a Termination by the Partnership or its affiliates not for Cause or (iv) a Termination for Good Reason, (x) the Expiration Date shall (unless it has occurred under clause (ii) of the definition thereof) not occur prior to the day that is 10 days following such Exit Transaction, and (y) this Option shall vest for an additional number of Class A Common Units (if any) such that, after giving effect to such vesting, the aggregate percentage of the Option that shall have vested shall be not less than the product of (i) the Exit Percentage with respect to such Exit Transaction, multiplied by (ii) the Applicable Percentage determined based on Centre’s IRR calculated with respect thereto.

6.3. Termination. Subject to Section 6.2, in the event of any Termination, all portions of this Option not yet vested shall terminate, expire and be of no further force or effect with no further compensation due to the Holder; and all portions hereof that have vested at or prior to such Termination shall remain exercisable until the Expiration Date and shall thereafter terminate, expire and be of no further force or effect with no further compensation due to the Holder. Except as otherwise expressly provided herein, the vesting schedule requires continuous employment of the Holder by the Partnership or any of its Subsidiaries through each applicable vesting date set forth above (as well as the achievement of those specific performance objectives set forth above) as a condition to the vesting of the applicable installment of this Option. Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Holder to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon a Termination except as otherwise expressly provided herein.

SECTION 7. REPRESENTATIONS AND WARRANTIES.

7.1. Representations and Warranties of the Partnership. The Partnership represents and warrants to the Holder that:

(a) The Partnership has all necessary power and authority to execute, deliver and perform the obligations under this Option and the execution, delivery and performance by the Partnership of this Option has been duly authorized by all necessary action; and this Option has been duly and validly executed and delivered by the Partnership and constitutes the legal, valid and binding obligations of the Partnership and is enforceable against the Partnership in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles and except as rights to indemnity thereunder may be limited by applicable securities laws; and

(b) The execution, delivery and performance by the Partnership of this Option and the issuance by the Partnership of Class A Common Units upon exercise of the Option, do not and will not contravene or constitute a default under any provision of applicable law or regulation or of the Partnership Agreement or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Partnership or result in the creation or imposition of any lien on any asset of the Partnership.

7.2. Representations and Warranties of the Holder. The Holder represents, warrants and covenants to the Partnership and the General Partner that:

(a) The Holder is a natural person, and has attained the age of majority and is legally competent to execute this Agreement and the agreements contemplated hereby and to take all actions required pursuant thereto. This Option and the agreements contemplated hereby will constitute legal, valid and binding contracts of the Holder, enforceable against the Holder in accordance with their respective terms.

(b) The Holder is not a person or partnership an interest in which would be, and is not acquiring an interest in the Partnership as a “tax shelter investment” as defined in the Income Tax Act (Canada) (the “Tax Act”).

(c) The Holder: (x) is not a non-resident of Canada for purposes of the Tax Act and (y) is not a “financial institution” within the meaning of subsection 142.2(1) of the Tax Act, and shall immediately advise the General Partner, in writing, if the Holder becomes a “non-resident” of Canada or becomes a “financial institution”.

(d) The Holder is currently a full-time employee of a wholly-owned affiliate of the Partnership.

(e) The entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any terms or provisions of any law applicable to the Holder or of any agreement, written or oral, to which the Holder may be a party or by which he or she is or may be bound.

(f) The Holder understands that:

(i) the issue of the Options and, if and when the Holder exercises the Option, the underlying Class A Common Shares issuable hereunder (collectively, the “Securities”) is conditional on the availability of an exemption from the prospectus and registration requirements of applicable securities legislation, regulation, rules and policies;

(ii) the Securities are subject to resale restrictions under applicable securities legislation, regulation, rules and policies; and

(iii) further exemptions from the prospectus and registration requirements of applicable securities legislation, regulation, rules and policies will be needed in order to sell the Securities.

(g) The Holder agrees to execute and deliver, from time to time, such certificates and other documentation as the Partnership may reasonably request to determine the availability of exemptions from the prospectus and registration requirements of applicable securities legislation, regulation, rules and policies in connection with the issue of the Securities of the Partnership.

(h) The Holder is acquiring the Securities for investment purposes only, for the Holder’s own account, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of such securities within the meaning of any applicable securities laws.

(i) The Holder has not received a prospectus or other offering memorandum (including, without limitation, as such term is defined in the Securities Act (Ontario)), sales or advertising literature or similar document (other than financial statements or any other document, the content of which is prescribed by statute or regulation) in connection with this subscription, and has not received, nor has the Holder requested, nor does the Holder need to receive, any other document.

(j) The Holder acknowledges that any subsequent sale of any Securities shall be made either pursuant to an effective registration statement under the Securities Act or otherwise in compliance therewith or in compliance with Canadian securities laws, as applicable, and in all events in compliance with the Partnership Agreement.

(k) The Holder acknowledges that the Securities will be subject to resale restrictions under applicable securities legislation, rules, regulations and policies and that, since the Partnership is not and has no current intention to become a “reporting issuer”, or its equivalent, in any jurisdiction, this could result in a holder of Securities having to hold such securities for an indefinite period of time if no statutory exemption may be relied upon or if no discretionary order or ruling is obtained in respect of the resale of such securities.

(l) The Holder acknowledges that no market exists for the Securities and none is likely to develop.

(m) The Holder acknowledges that it will execute and deliver to the Partnership at its principal office such other documents and/or representations as may be required by applicable securities laws or by any regulatory authority.

(n) This Option and all Class A Common Units purchased upon exercise hereof shall be subject to the terms hereof and of the Partnership Agreement.

(o) The Holder understands that there are other tax consequences associated with holding Class A Common Units and has obtained and will rely upon the advice of the Holder’s own tax advisors with respect to such matters.

(p) The Holder has had the opportunity to consult with counsel, has had adequate time to consult with such counsel regarding the terms of this Option and the Partnership Agreement, the Holder has received, is familiar with such documents, understands the speculative and financial risks associated with an investment in Class A Common Units and the uncertainty with respect to the Partnership’s future operations, and does not desire any additional information with respect to any of the foregoing.

(q) In evaluating the merits and risks of an investment in Class A Common Units, the Holder has and will rely upon the advice of the Holder’s own legal counsel, and tax and investment advisors.

(r) At no time was any oral representation made to the Holder relating to the Option or the purchase of any securities upon exercise thereof and the Holder was not presented with or solicited by any promotional meeting or material relating to the Option or any securities of the Partnership. The Holder is not subscribing for the purchase of Class A Common Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspapers, magazine or similar media or broadcast over television or radio.

(s) The Holder’s principal office or residence address is as set forth on the signature page hereof. The Holder agrees that it will notify the Partnership in writing if the Holder’s principal office or residence address changes.

(t) The Holder has been advised that the offer and sale of the Class A Common Units purchased pursuant to this Option have not been registered under the Securities Act, that the Class A Common Units may not be offered, sold or otherwise disposed of unless such offer and sale are registered thereunder or an exemption from registration is available and that accordingly it may be required to bear the economic risk of the investment in the Class A Common Units for an indefinite period of time. The Holder also understands that the Partnership does not have any intention of registering the offer and sale of the Class A Common Units under the Securities Act or of supplying the information which may be necessary to enable the Holder to offer and/or sell the Class A Common Units pursuant to Rule 144 under the Securities Act, and that the Partnership will not be registered as an investment company under the Investment Company Act of 1940, as amended.

(u) The Holder (A) has knowledge and experience in financial and business matters such that the Holder is capable of evaluating the merits and risks of the purchase of the Class A Common Units as contemplated by this Option and the Partnership Agreement, and (B) is able to bear the economic risk of the investment in the Class A Common Units purchased pursuant to this Option for an indefinite period of time and can afford to suffer a complete loss of the investment in such Class A Common Units.

(v) The Holder has been informed that the offer of the Class A Common Units is being made pursuant to an exemption from the registration requirements of the Securities Act, relating to transactions by an issuer not involving a public offering, and that, consequently, the materials relating to the offer have not been subject to review and comment by the staff of the Securities and Exchange Commission or any other governmental authority in the United States, Canada or otherwise.

SECTION 8. VALID CLASS A COMMON UNITS.

The Partnership covenants and agrees that the interest in the Partnership represented by the Class A Common Units to be delivered on the exercise of this Option and the payment of the applicable purchase price herein provided for shall, at the time of such delivery, be duly authorized and validly issued paid and entitle the holder thereof to the full benefits of a holder of Class A Common Units under the Partnership Agreement.

SECTION 9. NO SUSPENSION.

Except as provided herein, the right to exercise this Option shall not be suspended during any period.

SECTION 10. RESTRICTIONS ON TRANSFERABILITY OF OPTIONS AND CLASS A COMMON UNITS; COMPLIANCE WITH LAWS.

Notwithstanding anything contained in this Option to the contrary, the terms and provisions of this Section 10 of this Option shall remain in full force and effect at all times up to and including the Expiration Date.

10.1. In General. (a) This Option may not be transferred by the Holder other than (i) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures and to a beneficiary approved by the Partnership or (ii) to the Partnership. This Option is exercisable only by the Holder or the Holder’s legal representative. Except to the extent permitted by the foregoing sentence or as otherwise consented to by the Partnership in writing, this Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of this Option, or any attempt by any person other than the Holder or the Holder’s legal representative to exercise this Option, this Option and all rights hereunder shall immediately become null and void.

(b) The Class A Common Units issued upon the exercise hereof shall be transferable only in accordance with the Partnership Agreement, including, without limitation, the restrictions on transfer in Section 8 of the Partnership Agreement to the same extent as if such provision was set forth herein. In addition, the Holder acknowledges and agrees that such Class A Common Units may only be transferred pursuant to registration under applicable securities laws (including, without limitation, the Securities Act) or an exemption therefrom.

10.2. Restrictive Legends. The Partnership Agreement, each certificate (if any) for Class A Common Units initially issued upon the exercise of this Option and each certificate (if any) for Class A Common Units issued to a subsequent transferee of such Class A Common Units may be required to bear a legend respecting restrictions on transfer as required under applicable securities laws. Furthermore, the Holder understands and hereby agrees that, unless otherwise permitted by the provisions of this Section 10.2, such certificates shall bear on the face thereof a legend reading substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR IN A MANNER EXEMPT FROM REGISTRATION UNDER SUCH ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ALSO ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE PARTNERSHIP AGREEMENT OF CONNORS BROS., L.P. (THE “PARTNERSHIP”), DATED AS OF NOVEMBER 18, 2008 AND AS IT MAY BE AMENDED, AMENDED AND RESTATED, SUPPLEMENTED, OR OTHERWISE MODIFIED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP. NO TRANSFER OF THESE SECURITIES WILL BE MADE ON THE BOOKS OF THE PARTNERSHIP UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

In the event that a registration statement covering any Class A Common Units issued or issuable upon exercise of this Option shall become effective under the Securities Act and under any applicable securities laws or in the event that the Partnership shall receive such certificates, legal opinions or other information as the Partnership may reasonably require to confirm that the legend on such Class A Common Units is not, or is no longer, necessary or required (including, without limitation, because of the availability of any exemption afforded by Rule 144 of the General Rules and Regulations of the Commission), the Partnership shall, or shall instruct its transfer agents and registrars to, remove such legend from the Partnership Agreement and the certificates (if any) evidencing such Class A Common Units or issue new certificates without such legend in lieu thereof, or issue a replacement Option without the legend, as the case may be.

SECTION 11. DRAG-ALONG RIGHT.

(a) No later than ten (10) days prior to the closing of a Drag-Along Sale or an Approved Sale, the Holder shall exercise the Applicable Drag Percentage of this Option; provided, however, that (x) in the event the Applicable Drag Percentage of this Option is greater than the vested portion of this Option at such time, then the Holder shall exercise the entire vested portion of this Option and (y) if the exercise price and any required withholding taxes with respect to the portion of the Option required to be exercised hereunder is greater than the sale price for the underlying Class A Common Units, then such portion of the Option shall not be exercised, shall be counted towards the Applicable Drag Percentage and shall be cancelled with no consideration received therefor. The Class A Common Units acquired pursuant to this Option shall be subject to the provisions of the Partnership Agreement. “Applicable Drag Percentage” has the meaning set forth in the Partnership Agreement.

(b) Each Centre Partners Entity shall have the right to assign its rights pursuant to this Section 11 to any of its Affiliates.

(c) The rights granted pursuant to this Section 11 shall terminate upon consummation of a Qualified Public Offering.

(d) Each Centre Partners Entity is an express third party beneficiary of this Section 11 and shall be permitted to enforce its rights hereunder to the same extent as if it were a party hereto.

SECTION 12. PARTIAL EXERCISE.

If this Option is exercised in part only, the Holder shall surrender this Option upon such exercise and shall receive a revised Option, registered in the name of the Holder and setting forth as (i) the total number of Class A Common Units subject to such revised Option and (ii) the Unit Option Price of such revised Option, respectively, (a) the total number of Class A

Common Units available for purchase hereunder immediately prior to such partial exercise minus the portion of such Class A Common Units purchased in such partial exercise, and (b) the Unit Option Price of this Option immediately prior to such exercise. In such event, the revised Option shall otherwise be on substantially the same terms and conditions as this Option.

SECTION 13. LOST, STOLEN OPTION, ETC.

In case this Option shall be mutilated, lost, stolen or destroyed, the Partnership shall issue a revised Option of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Option, or in lieu of the Option lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Partnership of the loss, theft or destruction of such Option, and upon receipt of a reasonably satisfactory indemnity satisfactory to the Partnership.

SECTION 14. HOLDER NOT A PARTNER.

This Option does not confer upon the Holder any right to vote or to consent as a partner of the Partnership, as such, in respect of any matters whatsoever, or any other rights or liabilities as a partner, prior to the exercise hereof as provided herein.

SECTION 15. NO RIGHTS TO CONTINUED EMPLOYMENT.

In no event shall the granting of this Option, its acceptance or its exercise be deemed to give or confer on the Holder any right to continued employment by or service, including, without limitation, as a director or manager with the Partnership or its affiliates.

SECTION 16. OPTION SUBJECT TO THE PLAN.

This Option is subject to the provisions of the Option Plan and shall be interpreted in accordance therewith, and in a manner consistent therewith. The Holder acknowledges receipt of a copy of the Option Plan. The Holder agrees that the Committee shall have right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Committee regarding the Option Plan or this Option shall be final, binding and conclusive.

SECTION 17. SEVERABILITY.

Should any part of this Option for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Option had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Option without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

SECTION 18. INDEX AND CAPTIONS.

The index and the descriptive headings of the various sections of this Option are for convenience only and shall not affect the meaning or construction of the provisions hereof.

SECTION 19. GOVERNING LAW; WAIVER OF JURY TRIAL.

THIS OPTION AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

THE PARTNERSHIP AND THE HOLDER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS OPTION.

SECTION 20. AMENDMENTS; WAIVERS.

Any provision of this Option may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Partnership, or in the case of a waiver, by the party against whom the waiver is to be effective and, in the case of an amendment to or waiver of Section 11, the Centre Partners Entities. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 21. NOTICES.

Any notice or other communication required or permitted to be given hereunder shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth below or such other address as shall be designated by such party in a written notice delivered to the other party hereto.

If to the Partnership:

Connors Bros., L.P.

c/o Centre Partners Management LLC

30 Rockefeller Plaza, Suite 5050

New York, New York 10020

Attention: Scott Perekslis

Telecopy: 212-332-5801

with a copy (which shall not constitute notice) to:

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036-6797

Attention: Mark E. Thierfelder, Esq.

Telecopy: 212-698-0664

If to the Holder: At the address listed on the Signature Page.

SECTION 22. ENTIRE AGREEMENT

This Option constitutes the entire agreement between the Holder and the Partnership relating to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, between the Holder and the Partnership with respect to their respective rights and obligations in respect of the subject matter hereof (other than with respect to purchases, if any, by the Holder of equity interests in the Partnership or its Affiliates, which were consummated on or prior to December 31, 2008).

IN WITNESS WHEREOF, Connors Bros., L.P. has caused this Option to be signed as of the Date of Grant first set forth above.

CONNORS BROS., L.P.

By:
Christopher David Lischewski
President and Chief Executive Officer

ACKNOWLEDGED AND AGREED
AS OF THIS DAY OF , 2010

Name:
Title:
Address:

S-1

ANNEX A

FORM OF

NON-COMPETITION AGREEMENT

SUBSCRIPTION

The undersigned,                     , pursuant to the provisions of the within Option, hereby elects to purchase                      Class A Common Units of Connors Bros., L.P., a Delaware limited partnership, covered by the within Option. By executing this document, the undersigned affirms as made as of the date hereof by the undersigned the representations set forth in Section 7.2 of the within Option and such representations are incorporated herein by this reference. The undersigned represents that he/she has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and can afford a complete loss of the purchase price for the interest hereby acquired.

Signature:
Address:

Dated: